UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 22, 2006

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NELNET, INC.
(Exact name of registrant as specified in its charter)

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Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska (Address of principal executive offices)	68508 (Zip code)
Registrant’s telephone number, including area code: (402) 458-2370

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2006, Nelnet, Inc. (the “Company”) closed the public offering of $200,000,000 aggregate principal amount of Capital Efficient Notes (“CENts”), pursuant to an Underwriting Agreement dated September 22, 2006 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities Inc., as representative (the “Representative”) of the underwriters named in Schedule I thereto (collectively, the “Underwriters”). The CENts will bear interest on their principal amount at the annual rate of 7.400%, payable semi-annually in arrears, beginning March 29, 2007 from and including September 29, 2006 to but excluding September 29, 2011. Thereafter, the CENTs will bear interest on their principal amount at the annual rate equal to three-month LIBOR plus 3.375%, payable quarterly in arrears from and including September 29, 2011 to but excluding the scheduled maturity date of September 29, 2036.

The CENts were issued pursuant to an Indenture dated September 27, 2006 (the “Indenture”), as supplemented by the Supplemental Indenture dated September 27, 2006 (the “Supplemental Indenture”) between the Company and Deutsche Bank Trust Company Americas, as Trustee. The CENts have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-124043).

On September 27, 2006, in connection with the closing of the CENts offering, the Company entered into a Replacement Capital Covenant (the “Covenant”), whereby the Company agreed for the benefit of persons that buy, hold or sell a specified series of the Company’s long-term indebtedness ranking senior to the CENts that the CENts will not be repaid, redeemed or repurchased by the Company on or before September 15, 2051, unless the principal amount repaid or the applicable redemption or repurchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds the Company has received from the sale of common stock, rights to acquire common stock, “mandatorily convertible preferred stock”, “debt exchangeable into equity” and “qualifying capital securities” since the later of (x) the date 180 days prior to the delivery of notice of such repayment or redemption or the date of such repurchase and (y) to the extent the CENts are outstanding after the scheduled maturity date, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which the Company repurchased, any CENts.

A copy of each of the Underwriting Agreement, the Indenture, the Supplemental Indenture, the form of the CENt and the Covenant is filed herewith as Exhibits 1, 4.1, 4.2, 4.3 and 10.1, respectively. Each of these exhibits is hereby incorporated by reference into this Item 1.01. A copy of that press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant

The disclosure contained and the exhibits identified in Item 1.01, “Entry into a Material Definitive Agreement,” of this current report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Items

On September 27, 2006, in connection with the issuance of the CENts, Sullivan & Cromwell LLP rendered an opinion regarding certain tax matters. A copy of that opinion is attached as Exhibit 8.1 to this report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1	Underwriting Agreement dated as of September 27, 2006 between Nelnet, Inc. and J.P. Morgan Securities Inc, as Representative of the Underwriters.
4.1	Indenture dated as of September 27, 2006 between Nelnet, Inc. and Deutsche Bank Trust Company Americas.
4.2	Supplemental Indenture dated as of September 27, 2006 between Nelnet, Inc. and Deutsche Bank Trust Company Americas.
4.3	Form of CENt (included in Exhibit 4.2)
8.1	Opinion of Sullivan & Cromwell LLP dated September 27, 2006 regarding certain tax matters.
10.1	Replacement Capital Covenant of Nelnet, Inc. dated September 27, 2006.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.
Dated: September 28, 2006

By:   /s/ Terry Heimes
      Name:  Terry Heimes
      Title:    CFO